Exhibit 17


September 4, 2007


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Commissioners:


We have read the statements made by National Lampoon, Inc. (the "Company") pursuant to Item 4.01(a) of Form 8-K, as part of the Form 8-K dated August 31, 2007, filed by the Company on September 4, 2007. We agree with the statements concerning our firm contained in Item 4.01(a) of such Form 8-K.


Very Truly yours,

/s/ Stonefield Josephson, Inc.
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Stonefield Josephson, Inc.